EXHIBIT 99.1

News Release

CONTACT: Investor Relations Taylor Morrison Home Corporation (480) 734-2060 investor@taylormorrison.com

Taylor Morrison Announces Agreement to Acquire AV Homes at $21.50 Per Share

Highlights:
•	Acquisition price of approximately $490 million yields an attractive purchase multiple of 1.1x book
•	Expect $30 million in annualized synergies from acquisition
•	Growing the affordable active adult product offerings in Orlando, Phoenix and Raleigh to complement existing Taylor Morrison communities
•	Expansion into the more affordable, first-time buyer segment
•	Significantly increases scale and market share in five major housing markets

SCOTTSDALE, Ariz., June 7, 2018 –– Taylor Morrison Home Corporation (NYSE: TMHC), a leading national homebuilder and developer, and AV Homes, Inc. (NASDAQ: AVHI), a developer and builder of residential communities in Florida, the Carolinas, Arizona and Texas, today announced that they have entered into a definitive agreement pursuant to which Taylor Morrison will acquire all of the outstanding shares of AV Homes common stock at $21.50 per share in a cash and stock transaction valued (including outstanding AV Homes debt) at approximately $963 million.  The transaction has been unanimously approved by the Boards of Directors of both Taylor Morrison and AV Homes and will be submitted to the stockholders of AV Homes for approval.  The transaction is expected to close late in the third quarter or early in the fourth quarter of 2018 and the closing is subject to customary closing conditions. TPG Capital, the holder of approximately 40% of AV Homes common stock, has agreed to vote all of its shares of AV Homes common stock in favor of the transaction.

Under the terms of the agreement, AV Homes stockholders will have the option to receive, at their election, consideration per share equal to (i) $21.50 in cash, (ii) 0.9793 shares of Taylor Morrison Class A common stock or (iii) the combination of $12.64 in cash and 0.4034 shares of Taylor Morrison Class A common stock, subject to an overall proration of approximately 60% cash and 40% stock.  On a pro forma basis, AV Homes stockholders are expected to own up to approximately 10% of the combined company, subject to conversion mechanics applicable to holders of AV Homes’ convertible notes.

“The joining of Taylor Morrison and AV Homes supports our strategic growth priority by bringing us deeper into five of our current markets, adding Jacksonville to the portfolio, and further expanding our offerings in the affordable first-time buyer and active adult consumer segments,” said Sheryl Palmer, chairman and CEO of Taylor Morrison. “This transaction, subject to customary closing conditions, will serve as a means to further enhance our land pipeline in the right locations, potentially offsetting some future land purchases, while simultaneously delivering land to our homebuilding operations with mature communities. What’s more, we believe the commonalities in product offerings and consumer groups will create opportunities for scale efficiencies and enhance our national footprint while creating top and bottom-line performance improvement.”

Roger A. Cregg, President and Chief Executive Officer of AV Homes, Inc., said, "We are pleased with the significant progress AV Homes has made over the last several years executing our growth strategy, including being recognized as the fastest growing public homebuilder in both 2015 and 2016. Through our focus on consumer segmentation and geographical diversification, we have grown our position in both existing and new attractive metropolitan areas. By combining with Taylor Morrison, one of the country’s finest homebuilders, we will create a premier homebuilder in some of the country’s highest growth areas and drive accretive returns for our shareholders for years to come.”

Citigroup Global Markets, Inc. served as the financial advisor to Taylor Morrison and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as Taylor Morrison’s legal counsel.  J.P. Morgan Securities LLC and Moelis & Company LLC served as the financial advisors to AV Homes and Wachtell, Lipton, Rosen & Katz acted as AV Homes’ legal counsel.

Conference Call
A public webcast to discuss this announcement will be held Thursday, June 7th at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the passcode is 1096478.  A webcast replay will also be available at investors.taylormorrison.com later that day.
About Taylor Morrison
Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016, 2017 and 2018 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under two well-established brands, Taylor Morrison and Darling Homes. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and 55 plus buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence.
For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

About AV Homes
AV Homes, Inc. is engaged in homebuilding and community development in Florida, the Carolinas, Arizona and Texas.  Its principal operations are conducted in the greater Orlando, Jacksonville, Phoenix, Charlotte and Dallas-Fort Worth markets.  The Company builds communities that serve both active adults (55 years and older) as well as people of all ages.  AV Homes common shares trade on NASDAQ under the symbol AVHI.  For more information, visit www.avhomesinc.com.
 Forward-Looking Statements
Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Taylor Morrison or AV Homes and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Taylor Morrison or AV Homes, or persons acting on either of their behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Taylor Morrison and AV Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and AV Homes; the risk associated with AV Homes ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the Taylor Morrison common stock to be issued in connection with the transaction; the anticipated size of the markets and continued demand for Taylor Morrison’s and AV Homes’ homes and the impact of competitive responses to the announcement of the transaction; access to available financing on a timely basis and on reasonable terms, including the refinancing of Taylor Morrison and AV Homes debt to fund the cash portion of the consideration in connection with the transaction. Additional risks are described under the heading “Risk Factors” in Taylor Morrison’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2018 and in AV Homes’ Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 23, 2018. Forward-looking statements speak only as of the date they are made. Except as required by law, neither Taylor Morrison nor AV Homes has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
Important Additional Information and Where to Find it
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  In connection with the proposed transaction between Taylor Morrison and AV Homes, Taylor Morrison will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a Proxy Statement of AV Homes that also constitutes a Prospectus of Taylor Morrison (the “Proxy Statement/Prospectus”). AV Homes plans to mail to its shareholders the definitive Proxy Statement/Prospectus in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF AV HOMES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT TAYLOR MORRISON, AV HOMES, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Taylor Morrison and AV Homes through the website maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC by Taylor Morrison in the Investor Relations section of Taylor Morrison’s website at http://investors.taylormorrison.com or by contacting Taylor Morrison’s Investor Relations at investor@taylormorrison.com or by calling (480) 734-2060, and will be able to obtain free copies of the documents filed with the SEC by AV Homes in the Investor Relations section of AV Homes’ website at http://investors.avhomesinc.com or by contacting AV Homes’ Investor Relations at m.burnett@avhomesinc.com or by calling (480) 214-7408.
Participants in the Merger Solicitation
Taylor Morrison, AV Homes and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of AV Homes in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus described above when it is filed with the SEC.  Additional information regarding Taylor Morrison’s directors and executive officers is also included in Taylor Morrison’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2018, or its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 21, 2018, and information regarding AV Homes’ directors and executive officers is also included in AV Homes’ proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2018, or its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018.  These documents are available free of charge as described above.